Exhibit 99.1

Yuma Energy, Inc.

NEWS RELEASE

Yuma Energy, Inc. to Present at EnerCom’s The Oil & Gas Conference

HOUSTON, TX – August 3, 2015 (Marketwired) – Yuma Energy, Inc. (NYSE MKT: YUMA) (NYSE MKT: YUMA-PA) (the “Company”) today announced that Paul D. McKinney, Executive Vice President and Chief Operating Officer, is scheduled to present at EnerCom’s The Oil & Gas Conference® 20 in Denver, Colorado on Tuesday, August 18, 2015 at 4:35 p.m. CDT. Mr. McKinney also will conduct a series of one-on-one meetings with institutional investors. Registered attendees interested in scheduling a meeting with management should contact the conference coordinators.

A link to the live webcast will be available on the Company’s website at http://www.yumaenergyinc.com on the day of the presentation.

The live webcast will also be available on The Oil & Gas Conference 20 website at http://www.theoilandgasconference.com.

About Yuma Energy, Inc.

Yuma Energy, Inc. is a U.S.-based oil and gas company focused on the exploration for, and development of, conventional and unconventional oil and gas properties, primarily through the use of 3-D seismic surveys, in the U.S. Gulf Coast and California. The Company has employed a 3-D seismic-based strategy to build a multi-year inventory of development and exploration prospects. The Company’s current operations are focused on onshore central Louisiana, where the Company is targeting the Austin Chalk, Tuscaloosa, Wilcox, Frio, Marg Tex and Hackberry formations. In addition, the Company has a non-operated position in the Bakken Shale in North Dakota and operated positions in Kern and Santa Barbara Counties in California. The Company’s common stock is traded on the NYSE MKT under the trading symbol “YUMA.” For more information about Yuma Energy, Inc., please visit our website at www.yumaenergyinc.com.

For more information, please contact:

James J. Jacobs
Vice President – Corporate and Business Development
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Telephone: (713) 968-7000